EXHIBIT 99.4

From: Stuetz, Andreas
Sent: Monday, December 05, 2005 19:23
To: Michael Urban; Klaus Trox; Thomas Fessler; Alexander von Welczeck
Cc: Henry Lo; Dirk Michels, Has Hammer, M. Sommer; F. Bruenner; G. Metze; G. Shenk; Kanzlei Grosse
Subject: My resignation as a member of the board of friendlyway Corp

Monday, December 05, 2005

Board of Directors of friendlyway Corp.
Alex von Welczeck, President of friendlyway Inc.

Gentlemen:

Please be advised that I have considered the situation at friendlyway Corporation and I believe it is in the best interests of all concerned that I resign as a director of friendlyway Corporation.

Accordingly, I hereby submit my resignation as a director of friendlyway Corporation effective immediately.

Andreas Stuetz

/s/ Andreas Stuetz

Friendlyway AG
Feringa 9
85774 Unterfoehring
Germany